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                                                             EXHIBIT 10.20(ii)

                                EMPLOYMENT AGREEMENT
                                    AMENDMENT A


     THIS EMPLOYMENT AGREEMENT AMENDMENT A ("Amendment") is made and entered into, effective as of June 1, 1999, by and between Michael J. Tavlin ("Employee") and Interactive Intelligence, Inc. ("Company"), an Indiana corporation.

     WHEREAS, the Company and Employee have entered into an Employment Agreement, and this Amendment is to be executed as a part of that Employment
Agreement:

     NOW, THEREFORE, pursuant to Section 14. Effect and Modification of that Employment Agreement, the following modifications or amendments are in effect.

     SECTION 5. TERMINATION AND SEVERANCE PAYMENTS. In the event of a change of control and termination without cause, the current base salary of Employee will continue for a period of (1) one year from termination date, and all existing medical and health benefits typically provided for by Company will continue for a period of (1) one year after termination. This provision is cancelled or terminated if Employee finds employment of comparable or similar job status.

     STOCK OPTION VESTING. The Employment Agreement Addendum outlines an initial stock option grant of 55,000 shares, which is vested over a (4) four year period. If the Company is acquired or merged into a new entity, and if Employee is terminated without cause, and if the valuation of the Company at that time is greater than $200 million, then the following acceleration of vesting shall take place: (1) if less than one year, 35% of options shall vest, (2) if more than one year but less than two years, then 70% of options shall vest, and (3) after 2 years, then 100% of options shall vest.

     RELOCATION EXPENSES. Employee shall be reimbursed for reasonable relocation expenses incurred with the moving of family and household goods from Nebraska to Indianapolis area.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

/s/ Michael J. Tavlin
------------------------------
Michael J. Tavlin ("Employee")

Interactive Intelligence, Inc. by: /s/ Donald E. Brown
                                   ----------------------------
                                   Donald E. Brown, M.D., President